UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

On December 5, 2014, AmerisourceBergen Corporation (the “Registrant”) entered into an Eighth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2014 (the “Eighth Amendment”), among AmeriSource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the Purchaser Agents and Purchasers party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator. The Eighth Amendment extends the time period pursuant to which Days Sales Outstanding constitutes an Amortization Event, increases the allowable percentages of Eligible Receivables relating to the Obligor Concentration Limit at any given time, extends the termination date of the facility, and makes certain other technical changes to the facility.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Registrant and its subsidiaries. The securitization facility is based on the accounts receivables originated by ABDC for the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying interest on amounts outstanding under the facility. The securitization facility, as amended, has a base limit of $950 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional $250 million for seasonal needs during the December and March quarters. The Registrant serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility. Any capitalized terms not defined in this Current Report on 8-K shall have the meaning set forth in the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010, as amended.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

10.1                                     The Eighth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2014, among AmeriSource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the Purchaser Agents and Purchasers party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 8, 2014	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Eighth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2014, among AmeriSource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the Purchaser Agents and Purchasers party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrator.